EXHIBIT 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                We have issued our report dated January 21, 2002 accompanying the consolidated financial statements incorporated by reference in the Annual Report of United Community Banks, Inc. on Form 10-K for the year ended December 31, 2001.  We hereby consent to the incorporation by reference of said report in the Registration Statement of United Community Banks, Inc. on Form S-8 (File No. 33-80885, effective December 27, 1995 and File No. 333-70471, effective January 12, 1999).

                                                                                                /s/ Porter Keadle Moore, LLP

                                                                                                PORTER KEADLE MOORE, LLP

Atlanta, Georgia
March 15, 2002